Exhibit 10.6

THIRD AMENDMENT TO

AGREEMENT OF SALE AND PURCHASE

[Perdido Key-Parcels B1 and A1 through A5]

THIS THRID AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (herein called this “Amendment”) is made and entered into as of January 30, 2013 (“Amendment Effective Date”), by and between WCI COMMUNITIES, LLC, A Delaware limited liability company (herein called “Seller”); and MLD, LLC, a Delaware limited liability company (herein called “Buyer”).

WHEREAS, Seller and Buyer have executed and entered into that certain Agreement of Sale and Purchase dated effective as of June 22, 2012, as amended by First Amendment dated September 20, 2012, as amended by Second Amendment dated November 30, 2012 (as so amended by this Amendment, herein called the “Agreement’); and

WHEREAS, Seller and Buyer desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.	Defined Terms. Defined and capitalized terms in this Amendment will have the same meaning as defined and capitalized in the Agreement, unless otherwise indicated in this Amendment.

2.	Recitals. The recitals set forth above are true and correct and hereby incorporated in their entirety by reference.

3.	Extension of the Inspection Period. Notwithstanding any of the terms and provisions set forth in the Agreement to the contrary, including, without limitation, Section 7.1 thereof, Seller and Buyer agree that the date of expiration of the Inspection Period shall be May 1, 2013.

4.	Miscellaneous.

a.	Ratification. The agreement, as amended by this Amendment, is hereby ratified and affirmed.

b.	Entire Agreement. The Agreement, as amended by this Amendment, contains the entire agreement of the parties with respect to the subject matter thereof and hereof, between the parties not embodied in the Agreement, as amended by this Amendment, shall be of no force or effect.

c.	Conflict. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

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d.	Multiple Counterparts. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one Amendment.

e.	Facsimile or PDF Signatures. For purposes of this Amendment, signatures delivered by facsimile or as a PDF attached to an e-mail shall be as binding as originals upon the parties signing.

f.	Headings. The use of headings, captions and numbers of the contents of particular sections are inserted only for the convenience of identifying and indexing various provisions in this Amendment and shall not be construed as a part of this Amendment or as a limitation on the scope of any of the terms or provisions of this Amendment.

g.	Parties. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date set forth above.

SELLER;

WCI COMMUNITIES, LLC

A Delaware limited liability company

By: /s/ John Ferry

       John Ferry, Vice President

Date: 30, January 2013

BUYER:

MLD, LLC,

A Delaware limited liability company

By: /s/ P.K. Smartt

       Its Managing Member

Date: 30, January 2013

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